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                                                                    EXHIBIT 10.3

                           ORACLE ALLIANCE AGREEMENT

This Oracle Alliance Agreement (the "Agreement") is between Oracle Corporation ("Oracle") and the Alliance Member identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.


1.   DEFINITIONS
1.1 "COMMENCEMENT DATE" means the date on which the Programs are delivered by Oracle, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.2 "DESIGNATED SYSTEM" shall mean the computer hardware and operating system designated on the relevant Order Form or Sublicense report for use in conjunction with a Sublicensed Program, Development License, or Marketing Support License.

1.3 "DOCUMENTATION" means the user guides and manuals for installation and use of the Program software. Documentation is provided in CD-ROM or bound form, whichever is generally available.

1.4 "ORDER FORM" shall mean the document in hard copy or electronic form by which the Alliance Member orders Program licenses, Sublicenses, and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5 "PROGRAM" shall mean the software in object code form distributed by Oracle for which the Alliance Member is granted a license or grants a Sublicense pursuant to this Agreement; and the media, Documentation, and Updates therefor.

1.6 "SUBLICENSE ADDENDA" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Alliance Member.

1.7 "SUBLICENSE" shall mean a nonexclusive, nontransferable right granted by or through the Alliance Member to an end user to use an object code copy of the Programs with the Value-Added Package under authority of a Sublicense Addendum. "Sublicensee" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal data processing purposes and not for purposes of any further distribution.

1.8 "TECHNICAL SUPPORT" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.9 "UPDATE" shall mean a subsequent release of a Program which Oracle makes generally available for Program Licenses at no additional license fee other than media and handling charges, provided the Alliance Member has ordered Technical Support for such licenses for the relevant time period. Updates shall not include any release, option or future product which Oracle licenses separately.

1.10 "VALUE-ADDED PACKAGE" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member, as provided under the applicable Sublicense Addenda.

2.   RIGHTS GRANTED
2.1  DEVELOPMENT LICENSES AND TRIAL LICENSES

     A. Oracle grants to the Alliance Member a nonexclusive license to use the Development Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:

     1. to develop or prototype the Value-Added Package on the Designated System or on a back up system if the Designated System is unoperative, up to any applicable maximum number of designated Users or other such limitation as may be applicable;
     2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;
     3. to provide training and technical support to employees and to customers solely in conjunction with the Value-Added Package;
     4. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and
     5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

     B. The Alliance Member may order temporary trial licenses ("Trial Licenses") for its evaluation purposes only, and not for development or prototype purposes, for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

2.2  MARKETING SUPPORT LICENSES

       Oracle grants to the Alliance Member a nonexclusive license to use the Marketing Support Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:

     A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package, up to any applicable maximum number of designated Users or other such limitation as may be applicable;

     B. to develop customized prototypes of the Value-Added Package for prospective Sublicensees on the Designated System if the Alliance Member does not receive any fees related to the development of such customized prototypes;

     C. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and

     D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.
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2.3  SUBLICENSING

     A. LICENSE TO SUBLICENSE PROGRAMS

        As further set forth in the applicable Sublicense Addenda, Oracle hereby grants the Alliance Member a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Sublicense Addenda and at the rates and fees set forth in such Sublicense Addenda. The Alliance Member shall only have the right to Sublicense Programs pursuant to an effective Sublicense Addendum between the parties hereto.

        The Alliance Member shall Sublicense the Programs through a Sublicense agreement, which may include an on-line version, as provided under
     Section 2.3.B. Upon Oracle's request, the Alliance Member shall provide Oracle with a copy of the Alliance Member's standard Sublicense agreement.

     B. SUBLICENSE AGREEMENT

        Every Sublicense agreement shall include, at a minimum, contractual provisions which:

     1. Restrict use of the Programs to object code, subject to the restrictions provided under the applicable Sublicense Addenda and consistent with the Sublicense fees payable to Oracle;

     2. Prohibit (a) transfer of the Programs except for temporary transfer in the event of computer malfunction; (b) assignment, timesharing and rental of the Programs; and (c) title to the Programs from passing to the Sublicensee or any other party;

     3. Prohibit the reverse engineering, disassembly or decompilation of the Programs, and prohibit duplication of the Programs except for a single backup or archival copies;

     4. Disclaim, to the extent permitted by applicable law, Oracle's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Programs;

     5. Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the Alliance Member all copies of the Programs and Documentation;

     6. Prohibit publication of any results of benchmark tests run on the Programs;

     7. Require the Sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law; and

     8. Specify Oracle as a third party beneficiary of the Sublicense agreement to the extent permitted by applicable law.

     C. MARKETING/SUBLICENSING PRACTICES

         In marketing and Sublicensing the Programs, the Alliance Member shall:

     1. Not engage in any deceptive, misleading, illegal, or unethical practices that may subject Oracle to liability;

     2. Not make any representations, warranties, or guarantees to Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and

     3. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs.

2.4  LIMITATIONS ON USE

         The Alliance Member shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The Alliance Member shall not (a) use the Programs for its internal data processing or for processing customer data; (b) rent, electronically distribute, or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement; or (c) cause or permit the reverse engineering, disassembly, or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

2.5  TITLE

         Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof. The Alliance Member and its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.

2.6  TRANSFER OF PROGRAMS

         The Alliance Member may transfer a Development License or Marketing Support License within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

2.7  USE OF PROGRAMS BY THIRD PARTIES

         The Alliance Member and each Sublicensee (as the case may be) shall have the right to allow third parties to use each such party's licensed Programs for the licensee's operations so long as the applicable licensee ensures that use of the Programs is in accordance with the terms of this Agreement or the applicable Sublicense agreement.

3.   TECHNICAL SERVICES
3.1  TECHNICAL SUPPORT SERVICES

         Technical Support services ordered by the Alliance Member will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.

3.2  TRAINING SERVICES

         Oracle will provide training services agreed to by the parties under the terms of this Agreement. For any on-site services requested by the Alliance Member, the Alliance Member shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

4.   FEES AND PAYMENTS
4.1  LICENSE FEES AND SUBLICENSE FEES

         The Alliance Member may order Development Licenses or Marketing Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Sublicense Addendum. For each Sublicense granted by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee as set forth in the applicable Sublicense Addenda. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

         The Alliance Member is free to determine unilaterally its own license fees to its Sublicensees. If the Alliance Member or a Sublicensee upgrades the Programs to a larger computer, transfers the Programs outside the United States and/or to another operating system, or

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     increases the licensed number of Users, the Alliance Member will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.

4.2  TECHNICAL SUPPORT FEES

         Technical Support services ordered by the Alliance Member for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.

4.3  GENERAL PAYMENT TERMS

         Except as otherwise provided in a Sublicense Addendum, all fees shall be due and payable 30 days from the invoice date. Fees due by the Alliance Member shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on Oracle's gross income. Any amounts payable by the Alliance Member hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. The Alliance Member agrees to pay applicable media and shipping charges. The Alliance Member shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

4.4  TAXES

         The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other taxes based on the licenses, Sublicenses or services granted under this Agreement or on the Alliance Member's or a Sublicensee's use of Programs or services, then such taxes shall be billed to and paid by the Alliance Member. This shall not apply to taxes based on Oracle's income.

5.   RECORDS
5.1  RECORDS INSPECTION

         The Alliance Member shall maintain adequate books and records in connection with activity under this Agreement. Such records shall include, without limitation, executed Sublicense agreements, the information required in or related to the Sublicense reports required under a Sublicense Addendum, the number of copies of Programs used or Sublicensed by the Alliance Member, the computers on which the Programs are installed, and the number of Users using the Programs. Oracle may audit the relevant books and records of the Alliance Member and Alliance Member's use of the Programs. Any such audit shall be conducted during regular business hours at the Alliance Member's offices and shall not interfere unreasonably with the Alliance Member's business activities. If an audit reveals that the Alliance Member has underpaid fees to Oracle, the Alliance Member shall be invoiced for such underpaid fees. Audits shall be made no more than once annually.

5.2  NOTICE OF CLAIM

         The Alliance Member will notify the Oracle legal department promptly in writing of: (a) any claim or proceeding involving the Programs that comes to its attention; and (b) any material change in the management or control of the Alliance Member.

6.   TERM AND TERMINATION
6.1  TERM

         This Agreement shall become effective on the Effective Date and shall be valid until the expiration or termination of all Sublicense Addenda hereunder, unless terminated earlier as set forth herein. If not otherwise specified on the Order Form, each Program license granted under this Agreement shall remain in effect perpetually under the terms of this Agreement unless the license or this Agreement is terminated as provided in
     Article 6. The term of each Sublicense Addendum hereunder shall be as set forth in each such Addendum.

6.2  TERMINATION FOR CONVENIENCE

         Each party may terminate any Program License or any Sublicense Addendum at any time; however, termination, shall not relieve the Alliance Member's obligations specified in Section 6.5.

6.3  TERMINATION FOR BREACH

         Each party may terminate any Program license, any Sublicense Addenda, or this Agreement upon written notice if the other party materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

6.4  FORCE MAJEURE

         Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.

6.5  EFFECT OF TERMINATION

         Upon expiration or termination of a Sublicense Addendum or this Agreement, all of the Alliance Member's rights to market and Sublicense the Programs as set forth in such Sublicense Addendum or this Agreement shall cease.

         The termination of this Agreement, a Sublicense Addendum, or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Alliance Member's obligation to pay all fees that have accrued or that are owed by the Alliance Member under a Sublicense Addendum or any Order Form, or that appear in a Sublicense report. The parties' rights and obligations under Sections 2.4, 2.5, 2.6 and Articles 4, 5, 6, 7 and
     8 shall survive termination of this Agreement. Upon termination, the Alliance Member shall cease using, and shall return or destroy, all copies of the applicable Programs.

7.   INDEMNITY, WARRANTIES, REMEDIES
7.1  INFRINGEMENT INDEMNITY

         Oracle will defend and indemnify the Alliance Member against a claim that Programs infringe a copyright or patent or other intellectual property right, provided that: (a) the Alliance Member notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) the Alliance Member provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Reasonable out-of-pocket expenses incurred by the Alliance Member in providing such assistance will be reimbursed

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     by Oracle. Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to the Alliance Member.

         In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; or (b) obtain for the Alliance Member a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs. This Section 7.1 states Oracle's entire liability and the Alliance Member's exclusive remedy for infringement.

7.2  WARRANTIES AND DISCLAIMERS

     A.  PROGRAM WARRANTY

         Oracle warrants for a period of one year from the Commencement Date that each unmodified Program will perform the functions described in the Documentation.

     B.  MEDIA WARRANTY

         Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

     C.  SERVICES WARRANTY

         Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

     D.  DISCLAIMERS

         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE DOCUMENTATION OR THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE. PRE-PRODUCTION RELEASES OF PROGRAMS AND COMPUTER-BASED TRAINING ARE DISTRIBUTED "AS IS."

         The Alliance Member shall not make any warranty on Oracle's behalf.

7.3  EXCLUSIVE REMEDIES

         For any breach of the warranties contained in Section 7.2 above, the Alliance Member's exclusive remedy, and Oracle's entire liability, shall be:

     A.  FOR PROGRAMS

         The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the Program license.

     B.  FOR MEDIA

         The replacement of defective media returned within 90 days of the Commencement Date.

     C.  FOR SERVICES

         The reperformance of the services, or if Oracle is unable to perform the services as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

7.4  INDEMNIFICATION OF ORACLE

         The Alliance Member agrees to enforce the terms of its Sublicense agreements required by this Agreement so as to effect a timely cure of any material Sublicense breach, and to notify Oracle of any known breach of such terms. The Alliance Member will defend and indemnify Oracle against:

     A. All claims and damages to Oracle arising from any use by the Alliance Member or its Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs; and

     B. All claims and damages to Oracle caused by the Alliance Member's failure to include the required contractual terms set forth in
     Section 2.3.B hereof in each Sublicense agreement.

7.5  EQUITABLE RELIEF

         The Alliance Member acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.

8.   GENERAL TERMS AND CONDITIONS
8.1  NONDISCLOSURE

         By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.

         A party's Confidential Information shall not include information that:
     (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. The Alliance Member shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.

         The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

8.2  COPYRIGHTS

         The Programs are copyrighted by Oracle. The Alliance Member shall retain all Oracle copyright notices on the Programs used by the Alliance Member under its Development Licenses or Marketing Support Licenses. The Alliance Member shall include the following on all copies of the Programs in software Value-Added Packages incorporating the Programs distributed by the Alliance Member:

     A. A reproduction of Oracle's copyright notice; or

     B. A copyright notice indicating that the copyright is vested in the Alliance Member containing the following

     1. A "c" in a circle and the word "copyright";
     2. The Alliance Member's name;
     3. The date of copyright; and
     4. The words "All Rights Reserved."

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         Such notices shall be placed on the Documentation, the sign-on screen for any software Value-Added Package incorporating the Programs, and the diskette or tape labels. Notwithstanding any copyright notice by the Alliance Member to the contrary, the copyright to the Program included in any such application package shall remain in Oracle. Other than as specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the Alliance Member agrees to reproduce Oracle's copyright notices intact.

8.3  TRADEMARKS

         "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle; the Alliance Member will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The Alliance Member's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. The Alliance Member agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the Alliance Member's tradename, trademark for the Alliance Member's Value-Added Package, trademark for any other products of the Alliance Member, or trademark for any portion of the Alliance Member's internet addresses or domain names. The Alliance Member shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.

         The Alliance Member agrees with respect to each registered trademark of Oracle of which Oracle has notified Alliance Member in writing, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:

     ______is a registered trademark of Oracle Corporation, Redwood City, California

         Unless otherwise notified in writing by Oracle, the Alliance Member agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:

     ______is a trademark of Oracle Corporation, Redwood City, California

         The Alliance Member shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of the Alliance Member or of any party other than Oracle. Oracle shall not have any liability to the Alliance Member for any claims made by third parties relating to the Alliance Member's use of Oracle's trademarks.

8.4  RELATIONSHIPS BETWEEN PARTIES

         In all matters relating to this Agreement, the Alliance Member will act as an independent contractor. The relationship between Oracle and the Alliance Member is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

8.5  ASSIGNMENT

         The Alliance Member may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.

8.6  NOTICE

         All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to the Alliance Member) or to the Oracle address on the Order Form (if to Oracle).

         To expedite order processing, the Alliance Member agrees that Oracle may treat documents faxed by the Alliance Member to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

8.7  GOVERNING LAW/JURISDICTION

         This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the Alliance Member agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

8.8  SEVERABILITY

         In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.9  EXPORT

         The Alliance Member agrees to comply fully with all relevant export laws and regulations of the United States ("Export Law") to assure that neither the Programs, nor any direct product thereof, are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

8.10 LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ORACLE'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY THE ALLIANCE MEMBER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM THE ALLIANCE MEMBER'S OR SUBLICENSEE'S USE OF THE PROGRAM OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PROGRAM OR SERVICES GIVING RISE TO THE LIABILITY.

         The provisions of this Agreement allocate the risks between Oracle and the Alliance Member. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

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8.11 FEDERAL GOVERNMENT SUBLICENSES

         If the Alliance Member grants a Sublicense to the United States government, the Programs, including documentation, shall be considered commercial computer software and the Alliance Member will place a legend, in addition to applicable copyright notices, on the documentation, and on the media label, substantially similar to the following:

                           NOTICE OF RESTRICTED RIGHTS

     "Programs delivered subject to the DOD FAR Supplement are `commercial computer software' and use, duplication, and disclosure of the Programs, including documentation, shall be subject to the licensing restrictions set forth in the applicable Oracle license agreement. Otherwise, Programs delivered subject to the Federal Acquisition Regulations are `restricted computer software' and use, duplication, and disclosure of the Programs, including documentation, shall be subject to the restrictions in FAR 52.227-19, Commercial Computer Software-Restricted Rights (June 1987). Oracle Corporation, 500 Oracle Parkway, Redwood City, CA 94065."

8.12 GPL PROGRAMS

        Oracle and Alliance Member each acknowledge that distribution and use of certain programs ("GPL Programs") are subject to the terms of the GNU General Public License ("GPL"). Under this Agreement, Oracle grants Alliance Member the right to market and grant sublicenses of the Oracle Programs only as an "independent and separate work" and not as "part of a whole" with any GPL Program as such terms are used in the GPL. Alliance Member shall not modify or combine the Oracle Programs and/or the GPL programs in any manner that could cause, or could be interpreted or asserted to cause, the Oracle Programs or any modifications thereto to become subject to the terms of the GPL.

8.13 WAIVER

         The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

8.14 ENTIRE AGREEMENT

         This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

         It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Alliance Member purchase order or other ordering document.

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

The Effective Date of this Agreement shall be _________________________________
_______________________.


EXECUTED BY THE ALLIANCE MEMBER:

--------------------------------       EXECUTED BY ORACLE CORPORATION:

Authorized Signature:                  Authorized Signature:

   /s/ Michael B. Smith                  /s/ Shelley S. Curtis
--------------------------------       --------------------------------

Name:   Michael B. Smith               Name:  Shelley S. Curtis
--------------------------------       --------------------------------

Title:  Vice President                 Title: Assistant General Counsel
--------------------------------       --------------------------------


Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(650) 506-7000
Oracle is a registered trademark of Oracle Corporation.
6-98

                                 AMENDMENT ONE
                                     to the
                           ORACLE ALLIANCE AGREEMENT
                                    between
                                 NOVISTAR, INC.
                                      and
                               ORACLE CORPORATION

This document ("Amendment One") shall serve to amend the Oracle Alliance Agreement and any amendments and addenda thereto between Novistar, Inc. (the "Alliance Member") and Oracle Corporation ("Oracle") dated February 18, 2000 (the "Agreement").

The Agreement is hereby amended as follows:

1. The following shall be inserted at the end of the introductory paragraph of the Addendum:

     "The term `Alliance Member' for purposes of this Addendum shall include the Alliance Member and the Alliance Member's wholly and majority owned subsidiaries as of the Effective Date which agree in writing to be bound by the terms of the Agreement. Alliance Member may add additional wholly or majority owned subsidiaries with Oracle's prior written consent not to be unreasonably withheld. Any such additional wholly or majority owned subsidiaries must agree in writing to be bound by the terms of the Agreement."

2.   Replace Section 2.2(A) with the following:

     "A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;"

3.   In Section 2.2(C) after "to use" in the first line, add "and copy for use".

4. In Section 2.3(C)(1) after "unethical practices" add ", or any other practices".

5.   In Section 2.4 add the following as a new second paragraph:

          "However, nothing provided in this Paragraph 2.4 shall prevent the Alliance Member from remotely accessing a Value-Added Package, installed on another CPU pursuant to the terms of this Agreement, solely for the purpose of demonstrating the functionality of the Value-Added Package to a prospective Sublicensee. Any such demonstration shall be conducted and controlled by the Alliance Member's employees."

6.   In Section 2.5 add the following to the end of the paragraph:

     "The Alliance Member shall retain all title, copyrights, and other intellectual property rights in the Value-Added Package, and in any translations thereof."

7. In Section 4.4, at the end of the last sentence, after "Oracle's income", add ", real estate, or capital stock".

8.   The following shall be added to the end of the first paragraph of Section
     6.5:

     "Expiration or termination of a Sublicense Addendum or this Agreement shall not affect any sublicense rights granted by Alliance Member to Sublicensees."

9. In Section 7.4 after "Alliance Member agrees" add "to use all commercially reasonable means available".

10.  In Section 7.4(B) add the following to the end of the paragraph:

     "The Alliance Member's obligations to defend and indemnify Oracle hereunder shall apply provided that: (a) Oracle notifies the Alliance Member in writing within thirty (30) days of the claim; (b) the Alliance Member has sole control of the defense and all related settlement negotiations; and
     (c) Oracle provides the Alliance Member with assistance, information and authority necessary to perform Alliance Member's obligations under this Section. Reasonable out-of-pocket expenses incurred by Oracle in providing such assistance will be reimbursed by the Alliance Member."

11. In Section 8.3, at the end of the second sentence of the first paragraph add the following:

     ", provided that, upon request by Alliance Member, Oracle shall make available to the Alliance Member a copy of Oracle's then-current trademark policies and procedures."

12. In Section 8.10, at the beginning of the first and second sentences of the first paragraph, add the phrase "Except as provided in Section 7.1,".

13.  Add the following new Section 8.15:

     "8.15 SOURCE CODE ESCROW
           Oracle shall retain in escrow a copy of the source code necessary to support the Programs. The current escrow agent is Data Securities International. The escrowed material shall be maintained under an agreement which provides that if Oracle ceases to be in the business of supporting the Programs, the escrow agent shall furnish the Customer with a copy of the escrowed material that has become unsupported. Customer shall pay the escrow agent a nominal fee sufficient to cover the cost of reasonable administrative expenses, including reproduction and distribution. Any escrowed material furnished under this provision shall be considered subject to the terms and conditions of this Agreement, and shall be used solely to maintian the Programs."

Other than the modifications set forth above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment One is February 18, 2000.

NOVISTAR, INC.                         ORACLE CORPORATION

By: /s/ Michael B. Smith               By: /s/ Shelley S. Curtis
    -----------------------                ----------------------------
Name:  Michael B. Smith                Name:  Shelley S. Curtis
Title: Vice President                  Title: Assistant General Counsel


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